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                                                                   Exhibit 10(a)

                            BROWN-FORMAN CORPORATION

                     MANAGEMENT INCENTIVE COMPENSATION PLAN

                        Revisions effective:  May 1, 1993


DEFINITIONS

Board:  the Company's Board of Directors.

Company:  Brown-Forman Corporation, a Delaware corporation.

Fiscal Year:  the Company's operating year which begins May 1 and ends on April
30.

Participant: a participant in the Plan.  See Section III for eligibility.

Plan:  the Company's Management Incentive Compensation Plan.

Plan Administrator:  the administrator of the Plan, as defined in Section II.

Step: a move of one salary grade in the same bonus group or a move of one bonus group in the same salary grade.

Subsidiary: a corporation, a majority of the outstanding shares of voting stock of which the Company owns, directly or indirectly.


I.  OBJECTIVES

     The objectives of the Company's Management Incentive Compensation Plan are:

     A. To optimize the profitability and growth of the Company through incentives, consistent with the other goals of the organization;

     B. To promote teamwork among members of management staffs, as well as to encourage excellence in the performance of individual responsibilities;

     C. To provide significant incentive opportunity for those members of management who make significant contributions to the Company's success;

     D. To allow participants in the Plan to share in the success of the Company.


II.  PLAN ADMINISTRATOR

     The Management Incentive Compensation Plan will be administered by the Compensation Committee of the Board for Participants in Group I, as defined in Section V, and by the Management Salary Committee for all other Participants. The Plan Administrator shall have the authority to construe, interpret, and administer the Plan subject to the limitations set forth herein. The Plan Administrator may designate officers of the Company or a Subsidiary to implement administration.
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III. ELIGIBILITY

     A. Key Members of Management

        Participation in this Plan shall include those officers and employees of the Company or a Subsidiary who because of their position and responsibilities comprise, in the opinion of the Plan Administrator as discussed in Section II above, key members of management of the Company.

     B. Directors

        Directors of the Company who are also employees of the Company or a Subsidiary shall be eligible to participate. Members of the Board who are not also employees of the Company or a Subsidiary shall, however, be ineligible for awards under this Plan.

     C. A person who is compensated on the basis of a fee or retainer, as distinguished from salary, shall not be eligible, nor shall any employee or officer who is a current participant in any other Company or individual incentive program.


IV.  EFFECTIVE DATE

     This Plan shall be effective starting with the fiscal year beginning May 1, 1980, and shall remain in effect until terminated by the Board.


V.   INCENTIVE AWARD POTENTIALS

     A. Bonus Groups

        Participants shall be classified into one of four incentive groups designated by Roman numerals I through IV, and into one of two incentive subgroups designated by the letters A through B. The incentive groups are defined by their level of decision-making:

               Group I:       Top decision makers
               Group II:      Other key senior management decision makers
               Group III:     Other key executives and managers
               Group IV:      All other Participants

         These incentive group designations, used in conjunction with the subgroups A through B, comprise bonus groups specifying levels of targeted incentive award ("Target Award"). The Target Award for a Participant in a fiscal year shall be determined by multiplying the midpoint of the Participant's salary grade for the fiscal year by the percentage applicable to the Participant's bonus group, as set forth in Exhibit A. Exhibit A also defines the level of maximum incentive award per Participant.

     B.  Prorations

         The Plan Administrator may add a Participant to the Plan, or change the award potentials of a Participant, due to a Participant's hiring, transfer, promotion or demotion during the fiscal year. A Participant who is hired or has a change of grade during the fiscal year will receive a prorated award potential for time spent in each grade. A newly hired Participant's length of service, for proration purposes, will be calculated based on the date of employment rounded to the nearest one-half month. A demoted
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         Participant, or a Participant promoted one or more steps, will have his or her award potential prorated based on the date of demotion or promotion rounded to the nearest one-half month.

         Should a change in grade produce a change of more than two steps, the bonus potential will also be prorated at 50% of the new potential and 50% of the old potential for a period of one year from the date of the change. This is in addition to any applicable proration for part-year coverage by one or both bonus potentials.

         A Participant who works during a fiscal year in more than one group or Subsidiary with different plan goals and payment determination will receive a prorated award potential for time spent in each group or Subsidiary.

     C. Neither Plan eligibility, participation in this Plan, the granting of any incentive award potential, nor the receipt of any incentive payment shall give any employee any right to a subsequent award or payment, or to continued employment by the Company or a Subsidiary for any period of time. The Company specifically reserves the right and authority to dismiss or discharge any employee.


VI.  PERFORMANCE GOALS AND DETERMINATION OF PAYMENT

     Because the Plan includes Participants from multiple groups and divisions of the Company, performance goals and determination of payment will vary across organizational units and/or bonus groups. Those exhibits following Exhibit A comprise group-by-group summaries of performance goals and payment determinations.

     Incentive payments granted to a Participant for a fiscal year shall be paid in cash within 90 days after the close of that fiscal year. However, no employee or officer has any vested interest or right to any award unless and until such award is actually paid.


VII. TERMINATION

     If a Participant terminates from the employ of the Company before the end of the fiscal year, such Participant may, at the discretion of the Plan Administrator, be eligible to receive a pro rata award based upon the Participant's Target Award, the level of achievement in relation to targeted goals, and the amount of time worked. The Plan Administrator will determine the payment date for a pro rata award.


VIII.  LEAVE OF ABSENCE OR DISABILITY

     A Participant who becomes disabled or who is granted a leave of absence during a fiscal year may, at the discretion of the Plan Administrator, be eligible to receive a pro rata award based upon the Participant's Target Award, the level of achievement in relation to targeted goals, and the amount of time worked. The Plan Administrator will determine the payment date for a pro rata award.
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IX.  DEATH

     If a Participant dies before the end of the fiscal year, his or her estate may, at the discretion of the Plan Administrator, be eligible to receive a pro rata award based upon the Participant's Target Award, the level of achievement in relation to targeted goals, and the amount of time worked. The Participant's estate will be paid the full value of the award if the entire fiscal year was completed but death occurred prior to payment. The Plan Administrator will determine the payment date for a pro rata bonus award.


X.   NORMAL OR EARLY RETIREMENT

     A Participant who retires before a fiscal year end may, at the discretion of the Plan Administrator, be eligible to receive a pro rata award based upon the Participant's Target Award, the level of achievement in relation to targeted goals, and the amount of time worked. The Plan Administrator will determine the payment date for a pro rata award.

XI.  WITHHOLDING OF TAXES

     The Plan Administrator may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state, or local, domestic or foreign, to withhold in connection with any incentive payment under the provisions of this Plan; including, but not limited to, the withholding of payment of all or any portion of such award until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such award, in order to withhold or reimburse itself for the amount it is required to so withhold.

XII. AMENDMENTS

     The Board reserves the right to modify or terminate this Plan, with or without notice, in whole or in part, at any time.
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                                  EXHIBIT A:

                       POTENTIAL INCENTIVE AWARD LEVELS

- - -----------------------------------------------------------------
                        AWARDS AS % OF SALARY GRADE MIDPOINT
                  ------------------------------------------------
BONUS GROUP         THRESHOLD         TARGET          MAXIMUM
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
     I              As approved annually by the Plan Administrator
- - ------------------------------------------------------------------
    II-A               11.2%           37.3%
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    II-B                9.4%           31.3%
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   III-A                9.2%           30.7%
- - -------------------------------------------------- See Note 2
   III-B                7.5%           24.7%
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    IV-A                4.6%           15.2%
- - --------------------------------------------------
    IV-B                2.3%            7.6%
- - ------------------------------------------------------------------

Notes:

       1. Market pay levels may dictate that awards be made at less than these target amounts, but greater amounts will not be granted.

       2. There is no set maximum on an individual's incentive award. Instead, each business unit has an aggregate maximum incentive award equal to 170% of the sum of the target incentives for which all participants in that business unit are eligible, as shown.
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                                   EXHIBIT B:

          FISCAL 1994 PERFORMANCE GOALS AND PAYMENT DETERMINATION FOR
                               BFBC PARTICIPANTS


1. The Management Salary Committee of the Company will annually set a threshold level and a maximum level of Brown-Forman Beverage Company income for calculation of the bonus pool available for award to BFBC Participants.

2. The size of the bonus pool available for award to BFBC Participants will vary with the level of BFBC capital employed during the fiscal year, and with the level of BFBC income achieved for such year in excess of the threshold level, but will in no case exceed the total of awards at maximum as provided in Exhibit A.

3. Ninety-three percent (93%) of the bonus pool will be awarded to BFBC Participants based upon each BFBC Participant's Target Award as a percentage of the total of all BFBC Participants' Target Awards.

4. Two percent (2%) of the bonus pool will be distributed by the Chairman and the President of BFBC to BFBC Participants whose fiscal year performance has been extraordinary, upon recommendation of a Group Executive.

5. Five percent (5%) of the bonus pool will be distributed by Group Executives to BFBC Participants on a discretionary basis, based upon the Group Executive's evaluation of the BFBC Participant's fiscal year performance.

6. A Group Executive may withhold all or any portion of a BFBC Participant's award if the BFBC Participant's fiscal year performance has been significantly below job standards, as defined in the BFBC Participant's position description. Any amount so withheld must be distributed by the Group Executive to other BFBC Participants on a discretionary basis, based upon the Group Executive's evaluation of those BFBC Participants' fiscal year performance.
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                                   EXHIBIT C:

          FISCAL 1994 PERFORMANCE GOALS AND PAYMENT DETERMINATION FOR
                            PARTICIPANTS IN GROUP I


1. As soon as is practical for each fiscal year, the Board of Directors, in its absolute discretion, shall establish Earnings Per Share goals for the said fiscal year, which shall reflect what the Board of Directors deems to be, in light of all existing and foreseen circumstances, appropriate Earnings Per Share goals.

2. The term "Earnings Per Share" as used herein shall mean the audited Earnings Per Share as presented in the Company's Annual Report adjusted for the after-tax effect of incentive payments. Adjustments due to changes in the accounting principles during the fiscal year, the impact of acquisitions during the fiscal year, and extraordinary or unusual items may be made at the discretion of the Plan Administrator.

3. Incentive compensation funds for Group I Participants will be generated by actual performance based upon Earnings Per Share of the Company as approved by the Board of Directors. Incentive payments will be earned pursuant to a schedule set for each fiscal year by the Plan Administrator.

4. Upon the attainment of minimal goals as approved by the Board of Directors, a Group I Participant will accrue 100% of the appropriate incentive compensation amount computed as soon as practical after the certification of results by the Company's independent auditors.
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                                   EXHIBIT D:

          FISCAL 1994 PERFORMANCE GOALS AND PAYMENT DETERMINATION FOR
                       NON-BFBC PARTICIPANTS IN GROUP II


1. Incentive compensation funds for non-BFBC Participants in Group II will be generated by actual performance against the corporate and/or divisional operating plans for which the Participant primarily works. Incentive payments will be earned pursuant to a schedule set for each fiscal year by the Plan Administrator (Exhibit A). The schedule will be based on an annual plan and will be established as soon as practical for each fiscal year.

2. Upon attainment of minimal goals as approved by the Executive Committee, a non-BFBC Participant in Group II will automatically accrue 100% of the appropriate incentive compensation amount computed in accordance with corporate and/or divisional performance results.
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                                   EXHIBIT E:

          FISCAL 1994 PERFORMANCE GOALS AND PAYMENT DETERMINATION FOR
                       NON-BFBC PARTICIPANTS IN GROUP III


1. Incentive compensation funds for non-BFBC Participants in Group III will be generated by actual performance against the corporate and/or divisional operating plans for which the Participant primarily works. Incentive payments will be earned pursuant to a schedule set for each fiscal year by the Plan Administrator (Exhibit A). The schedule will be based on an annual plan and will be established as soon as practical for each fiscal year.

2. Upon attainment of minimal goals as approved by the Executive Committee, a non-BFBC Participant in Group III-A will automatically accrue 100% of the appropriate incentive compensation amount computed in accordance with corporate and/or divisional performance results, and 50% against these targets if a non-BFBC Participant is in Group III-B.

3. The remaining 50% of the accrued incentive compensation amount for non-BFBC Participants in Group III-B will be distributed in whole or in part on a discretionary basis. The discretionary awards will be based on the manager's evaluation of individual performance, upon approval by the Group Executive.
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                                   EXHIBIT F:

          FISCAL 1994 PERFORMANCE GOALS AND PAYMENT DETERMINATION FOR
                       NON-BFBC PARTICIPANTS IN GROUP IV


1. Incentive compensation funds for non-BFBC Participants in Group IV will be generated by actual performance against the corporate and/or divisional operating plans for which the Participant primarily works. Incentive payments will be earned pursuant to a schedule set for each fiscal year by the Plan Administrator (Exhibit A). The schedule will be based on an annual plan and will be established as soon as practical for each fiscal year.

2. Upon attainment of minimal goals as approved by the Executive Committee, a non-BFBC Participant in Group IV will automatically accrue 50% of the appropriate incentive compensation amount computed in accordance with corporate and/or divisional performance results.

3. The remaining 50% of the accrued incentive compensation amount for non-BFBC Participants in Group IV will be distributed in whole or in part on a discretionary basis. The discretionary awards will be based on the manager's evaluation of individual performance, upon approval by the Group Executive.